UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 23, 2009

GLOBAL AXCESS CORP
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida		32256
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 23, 2009, Global Axcess Corp, a Nevada corporation (the "Company"), entered into a Credit and Security Agreement, dated as of December 23, 2009 (the "Credit Agreement"), with SunTrust Bank ("SunTrust").  The Credit Agreement provides for a maximum term loan of up to $1.2 million.  On December 23, 2009, the Company borrowed $1.2 million under the Credit Agreement and issued a promissory note (the "Promissory Note") in such amount to SunTrust.  The Company will repay the amount borrowed over 25 months, beginning January 31, 2010, with 25 equal monthly principal payments plus accrued interest, with the final payment to be made on January 31, 2012.  The interest rate is fixed at 4.96% per annum.  The proceeds were used to redeem certain subordinated, unsecured debentures of approximately $1.2 million from certain stockholders.  See Item 1.02 below.

The Credit Agreement contains customary representations, warranties and covenants, including covenants on the following: (1) maintenance of deposit accounts with SunTrust; (2) sale of assets; (3) merger, consolidation and dissolution; (4) loans and advances; (5) change in business; (6) other agreements; (7) discount or sale of receivables; (8) capital expenditures; (9) limitations on debt; (10) limitations on liens; (11) limitations on changes in ownership structure; (12) dividends; and (13) repurchases of shares.  The Credit Agreement and Promissory Note also include customary default provisions, including, without limitation, payment defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency, and the deterioration of the Company’s relationship with a specified customer.  In general, upon an event of default, SunTrust may, among other things, declare the outstanding principal and interest immediately due and payable.

Pursuant to the terms of the Credit Agreement and Promissory Note, the Company granted SunTrust a security interest in all of its assets.

A copy of each of the Credit Agreement and Promissory Note are attached hereto as Exhibits 10.1 and 10.2, respectively, and each such agreement is incorporated herein by reference.  The description of each such agreement herein is qualified in its entirety by reference to each such agreement.  A copy of the related press release is being filed as Exhibit 99.1 to this Form 8-K and is also incorporated herein by reference in its entirety.

On December 29, 2009, the Company, entered into a Loan and Security Agreement, dated as of December 29, 2009 (the "Loan Agreement"), with Proficio Bank (the "Lender").  The Loan Agreement provides for a line of credit of up to $1 million.  On December 29, 2009, the Company issued a Master Non-Revolving Line of Credit Note (the "LOC Note") in the amount of $1 million to the Lender.  The Company will repay any amounts borrowed under the LOC Note over 36 equal and consecutive monthly installments of principal payments plus accrued interest.  The Lender has no obligation to make advances on the LOC Note after December 29, 2011.  The interest rate applicable to any principal advances shall be the greater of eight and three-quarters of one percent (8.75%) per annum, and, at the Company’s election, either (i) a variable rate of five and one-half of one percent (5.50%) in excess of the interest rate published by the Wall Street Journal, Jacksonville, Florida, from time to time as the prime rate of interest (the "Prime Rate"); or (ii) a fixed rate equal to the Prime Rate in effect on the date that the Company requests an advance from Lender under the LOC Note (as to such advance), plus five and one-half of one percent (5.50%).  Any proceeds drawn under the line of credit will be used for the leasing of certain equipment to be used in connection with the Company’s business.

The Credit Agreement contains customary representations, warranties and covenants, including covenants on the following: (1) maintenance of a deposit account with the Lender; (2) sale of assets; (3) merger, consolidation and dissolution; (4) change in business; (5) debt service coverage; (6) maintenance of licenses; (7) minimum net worth; (8) insurance; (9) limitations on debt; (10) limitations on liens; (11) limitations on changes in ownership structure; (12) compliance with laws; and (13) repurchases of shares.  The Loan Agreement and LOC Note also include customary default provisions, including, without limitation, payment defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency.  In general, upon an event of default, the Lender may, among other things, declare the outstanding principal and interest immediately due and payable.

Pursuant to the terms of the Loan Agreement and LOC Note, the Company granted the Lender a security interest in all of the equipment to be acquired with proceeds of the loan, any present or future contract receivables and contracts rights arising out of or in connection with the sale or lease of such equipment (and any substitutions, replacements and additions thereto), insurance or similar payments on such equipment and the proceeds received from the use of such equipment.  The LOC Note also provides that, in the event of prepayment, the Company will be required to pay the Lender a prepayment fee to compensate the Lender for all losses, costs and expenses incurred in connection with such prepayment.

A copy of each of the Loan Agreement and LOC Note are attached hereto as Exhibits 10.3 and 10.4, respectively, and each such agreement is incorporated herein by reference.  The description of each such agreement herein is qualified in its entirety by reference to each such agreement.

Item 1.02  Termination of a Material Definitive Agreement

On December 23, 2009, the Company redeemed certain subordinated, unsecured debentures of approximately $1.2 million from certain stockholders, using the proceeds from the Credit Agreement with SunTrust.  See Item 1.01 above.  The stockholders are Edward Ashurian, Valfrid Palmer, Jimmie B. Thomas, The Frost National Bank FBO Global Special Opportunities Trust, PLC, Trust No. W00118000 (the "Trust") and Lock Ireland.  The Trust owns over 5% of the outstanding common stock of the Company, and Lock Ireland is Vice Chairman of the Board of Directors of the Company.

The debentures paid interest only at a rate of 9% per annum, and were to reach maturity on October 31, 2010.  The termination also extinguished certain contingent rights to warrants to which each of the debenture holders was entitled.  The debentures also have certain other warrants associated with them that are still effective for each debenture holder.  The Company paid no early termination penalties associated with this transaction.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is hereby incorporated by reference in response to this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Credit and Security Agreement, dated as of December 23, 2009, by and among Global Axcess Corp and SunTrust Bank

10.2	Promissory Note, dated December 23, 2009, issued by Global Axcess Corp to SunTrust Bank

10.3	Loan and Security Agreement, dated December 29, 2009, by Global Axcess Corp to Proficio Bank

10.4	Master Non-Revolving Line of Credit Note, dated December 29, 2009, issued by Global Axcess Corp to Proficio Bank

99.1	Press release, dated December 29, 2009, issued by Global Axcess Corp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP

By:	/s/ George McQuain
Name:	George McQuain
Title:	Chief Executive Officer

Dated:  December 30, 2009